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For Immediate Release	Contacts:	Richard W. Pehlke Hudson Highland Group 212-351-7285 rich.pehlke@hhgroup.com John D. Lovallo Ogilvy Public Relations Worldwide 212-880-5216 john.lovallo@ogilvypr.com

Hudson Highland Group Reports
2004 Fourth Quarter and Full Year Financial Results

NEW YORK, NY – February 3, 2005 – Hudson Highland Group, Inc. (NASDAQ: HHGP), one of the world’s leading providers of specialized professional staffing, retained executive search and human capital solutions, today announced financial results for the fourth quarter and full year ended December 31, 2004.

2004 Fourth Quarter Summary

•	Revenue of $344.1 million, an increase of 20.9 percent from $284.6 million for the fourth quarter of 2003

•	Gross margin of $128.9 million, or 37.5 percent of revenue, up 24.5 percent from $103.6 million, or 36.4 percent of revenue, for the same year ago period

•	Adjusted EBITDA of $5.9 million, compared to a loss of $10.7 million in the fourth quarter of 2003

•	Net loss of $1.3 million, or $0.13 per basic and diluted share, compared to a net loss of $43.4 million, or $5.14 per basic and diluted share for the fourth quarter of 2003

2004 Full Year Summary

•	Revenue of $1.256 billion, an increase of 15.8 percent from $1.085 billion for 2003

•	Gross margin of $470.2 million, or 37.4 percent of revenue, up 16.7 percent from $403.0 million, or 37.1 percent of revenue, for 2003

•	Adjusted EBITDA of $1.0 million, compared to a loss of $60.1 million for 2003

•	Cash and cash equivalents of $21.1 million

“The results we achieved in both the fourth quarter and the full year reflect our repositioning and the continued strengthening of both our business and the marketplace,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group. “We experienced solid improvement both sequentially and year-over-year in all of our regional units. The hard work of all our employees allowed us to take an important step in our brief history by delivering $1.0 million of positive adjusted EBITDA for the full year and begin 2005 with solid momentum.”

Richard W. Pehlke, executive vice president and chief financial officer of Hudson Highland Group commented, “We anticipate making continued progress toward our long term goal of sustainable EBITDA margins in the 7 to 10 percent range. Given the current economic environment, we anticipate EBITDA margins in the range of 1.5 to 2 percent in 2005 and 3.5 to 4 percent in 2006.

“We expect the first quarter of 2005, which is historically our weakest, to show higher year-over-year revenue and a significant improvement in operating results, although EBITDA may not reach breakeven,” added Mr. Pehlke.

Full Year Results

For the full year 2004, Hudson Highland Group reported revenues of $1.256 billion and a net loss of $26.8 million, or $2.75 per basic and diluted share.

For the full year 2003, Hudson Highland Group reported revenues of $1.085 billion and a net loss of $328.8 million, which included a goodwill impairment charge of $202.8 million, or $39.15 per basic and diluted share.

Conference Call / Webcast

Hudson Highland Group will conduct a conference call today Thursday, February 3, 2005 at 10:30 AM ET to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 3355299 at 10:20 AM ET. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 3355299. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at .

Hudson Highland Group

Hudson Highland Group is one of the world’s leading professional staffing, retained executive search and human capital solution providers. We help our clients achieve greater organizational performance by assessing, recruiting and developing the best and brightest people for their businesses. Our approximately 3,800 employees in more than 20 countries are dedicated to providing unparalleled service and value to our clients. More information about Hudson Highland Group is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s executive search and mid-market professional staffing businesses; the company’s ability to manage its growth; risks associated with expansion; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; the impact of employees departing with existing executive search clients; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, and limits on insurance coverage related thereto; government regulations; the company’s ability to successfully operate as an independent company and the level of costs associated therewith; and restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements.

# # #

Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenue	$344,090	$284,646	$1,256,354	$1,085,299
Direct costs	215,164	181,089	786,134	682,270

Gross margin	128,926	103,557	470,220	403,029
Selling, general and administrative expenses	128,749	119,986	489,322	484,407
Goodwill impairment charge	--	--	--	202,785
Business reorganization expenses (recoveries)	(89)	17,281	3,361	26,823
Merger and integration expenses (recoveries)	1,090	1,787	736	2,663

Operating loss	(824)	(35,497)	(23,199)	(313,649)
Other income (expense):
Interest income (expense), net	(51)	93	(104)	(283)
Other, net	(75)	(1,929)	(1,834)	(2,859)

Loss before provision for income taxes	(950)	(37,333)	(25,137)	(316,791)
Provision for income taxes	387	6,104	1,638	12,021

Net loss	$(1,337)	$(43,437)	$(26,775)	$(328,812)

Basic and diluted loss per share:
Loss before accounting change	$(.13)	$(5.14)	$(2.75)	$(39.15)
Net loss	$(.13)	$(5.14)	$(2.75)	$(39.15)
Weighted average shares outstanding	10,185	8,448	9,729	8,399

HUDSON HIGHLAND GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,064	$26,137
Accounts receivable, net	197,582	149,042
Other current assets	10,071	17,719
Due from Monster Worldwide, Inc.	--	5,518

Total current assets	228,717	198,416
Property and equipment, net	36,360	38,625
Intangibles, net	6,104	2,180
Other assets	9,571	11,703

	$280,752	$250,924

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,023	$26,495
Accrued expenses and other current liabilities	140,277	117,370
Accrued business reorganization expenses	8,930	11,543
Accrued merger and integration expenses	1,872	2,960
Current portion of long term debt	4,066	453

Total current liabilities	182,168	158,821
Accrued business reorganization expenses, non-current	6,832	14,840
Accrued merger and integration expenses, non-current	3,329	4,209
Other non-current liabilities	2,648	3,391
Long-term debt, less current portion	2,041	302

Total liabilities	197,018	181,563
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000 shares authorized;
none issued or outstanding	--	--
Common stock, $0.001 par value, 100,000 shares authorized;
issued 10,306 and 8,573 shares, respectively	10	9
Additional paid-in capital	353,836	315,130
Retained deficit	(311,576)	(284,801)
Accumulated other comprehensive income:
Foreign currency translation adjustments	41,694	39,023
Treasury stock, 8 and 0 shares, respectively	(230)	--

Total stockholders' equity	83,734	69,361

	$280,752	$250,924

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

	Americas	Europe	Asia Pac	Corporate and Other	Total
For the Three Months Ended December 31, 2004
Revenue
Hudson	$97,818	$120,250	$109,622	$441	$328,131
Highland	11,968	1,988	2,003	--	15,959

	$109,786	$122,238	$111,625	$441	$344,090

Gross Margin
Hudson	$25,155	$49,687	$38,519	$442	$113,803
Highland	11,267	1,936	1,920	--	15,123

	$36,422	$51,623	$40,439	$442	$128,926

Adjusted EBITDA (1)
Hudson	$4,653	$1,427	$7,391	$(973)	$12,498
Highland	992	(177)	124	--	939
Corporate	--	--	--	(7,514)	(7,514)

	$5,645	$1,250	$7,515	$(8,487)	$5,923

For the Three Months Ended December 31, 2003
Revenue
Hudson	$67,331	$99,091	$101,743		$268,165
Highland	11,486	3,243	1,752		16,481

	$78,817	$102,334	$103,495		$284,646

Gross Margin
Hudson	$16,672	$39,965	$31,508		$88,145
Highland	10,915	3,122	1,375		15,412

	$27,587	$43,087	$32,883		$103,557

Adjusted EBITDA (1)
Hudson	$(1,569)	$(1,888)	$2,926		$(531)
Highland	47	(2,017)	88		(1,882)
Corporate	--	--	--	$(8,273)	(8,273)

	$(1,522)	$(3,905)	$3,014	$(8,273)	$(10,686)

(1)	Non-GAAP earnings before interest, income taxes, special charges and depreciation and amortization ("Adjusted EBITDA") is presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.
SEGMENT ANALYSIS
(in thousands)
(unaudited)

	Americas	Europe	Asia Pac	Corporate and Other	Total
For the Three Months Ended December 31, 2004
Revenue
Hudson	$333,061	$447,483	$412,427	$1,704	$1,194,675
Highland	44,916	7,451	9,312	--	61,679

	$377,977	$454,934	$421,739	$1,704	$1,256,354

Gross Margin
Hudson	$85,054	$182,069	$143,360	$1,608	$412,091
Highland	42,376	7,113	8,640	--	58,129

	$127,430	$189,182	$152,000	$1,608	$470,220

Adjusted EBITDA (1)
Hudson	$10,707	$969	$23,358	$(5,426)	$29,608
Highland	3,093	(1,292)	1,070	--	2,871
Corporate	--	--	--	(31,473)	(31,473)

	$13,800	$(323)	$24,428	$(36,899)	$1,006

For the Year Ended December 31, 2003
Revenue
Hudson	$278,935	$364,766	$377,555		$1,021,256
Highland	43,764	15,104	5,175		64,043

	$322,699	$379,870	$382,730		$1,085,299

Gross Margin
Hudson	$65,220	$154,632	$122,840		$342,692
Highland	41,866	14,034	4,437		60,337

	$107,086	$168,666	$127,277		$403,029

Adjusted EBITDA (1)
Hudson	$(12,343)	$(13,003)	$6,606		$(18,740)
Highland	(3,683)	(8,147)	(682)		(12,512)
Corporate	--	--	--	$(28,827)	(28,827)

	$(16,026)	$(21,150)	$5,924	$(28,827)	$(60,079)

(1)	Non-GAAP earnings before interest, income taxes, special charges and depreciation and amortization ("Adjusted EBITDA") is presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON HIGHLAND GROUP, INC.
RECONCILIATION OF ADJUSTED EBITDA TO OPERATING LOSS
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Hudson
Adjusted EBITDA (1)	$12,498	$(531)	$29,608	$(18,740)
Business reorganization (expenses)	(125)	(9,572)	(1,016)	(15,777)
Merger and integration (expenses)	(495)	(1,787)	(141)	(2,663)
Depreciation and amortization	(5,051)	(3,747)	(16,243)	(14,071)
Goodwill impairment	--	--	--	(195,404)

Operating income (loss)	$6,827	$(15,637)	$12,208	$(246,655)

Highland
Adjusted EBITDA (1)	$939	$(1,882)	$2,871	$(12,512)
Business reorganization (expenses) recoveries	214	(7,629)	(2,345)	(10,829)
Merger and integration (expenses)	(595)	--	(595)	--
Depreciation and amortization	(500)	(954)	(1,805)	(4,234)
Goodwill impairment	--	--	--	(7,381)

Operating income (loss)	$58	$(10,465)	$(1,874)	$(34,956)

Corporate and Other
Adjusted EBITDA (1)	$(7,514)	$(8,273)	$(31,473)	$(28,827)
Business reorganization (expenses)	--	(80)	--	(217)
Depreciation and amortization	(195)	(1,042)	(2,060)	(2,994)

Corporate expenses	$(7,709)	$(9,395)	$(33,533)	$(32,038)

Hudson Highland Group consolidated
Adjusted EBITDA (1)	$5,923	$(10,686)	$1,006	$(60,079)
Business reorganization (expenses) recoveries	89	(17,281)	(3,361)	(26,823)
Merger and integration (expenses)	(1,090)	(1,787)	(736)	(2,663)
Depreciation and amortization	(5,746)	(5,743)	(20,108)	(21,299)
Goodwill impairment	--	--	--	(202,785)

Operating loss	$(824)	$(35,497)	$(23,199)	$(313,649)

(1)	Non-GAAP earnings before interest, income taxes, special charges and depreciation and amortization ("Adjusted EBITDA") is presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.